UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

October 10, 2006

SECURUS TECHNOLOGIES, INC.

(Exact name of Registrant as specified in charter)

Delaware	333-124962	20-0673095
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14651 Dallas Parkway, Suite 600

Dallas, Texas 75254-8815

(Address of principal executive offices)

(972) 277-0300

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Securus Technologies, Inc. issued a press release on October 10, 2006, announcing that it had filed a lawsuit for patent infringement against (i) Global Tel*Link Corporation; (ii) AGM Telecom Corporation; (iii) Inmate Calling Solutions, Inc.; (iv) Encartele, Inc.; (v) TIP Systems, LLC and TIP Systems Holding Company, Inc.; and (vi) FSH Communications, LLC. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DATE: October 10, 2006	SECURUS TECHNOLOGIES, INC.
(Registrant)

/s/ RICHARD FALCONE
Richard Falcone,
President, Chief Executive Officer and Director

DATE: October 10, 2006	/s/ KEITH S. KELSON
Keith S. Kelson,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated October 10, 2006

Exhibit 99.1

PRESS RELEASE

Securus Technologies, Inc., through its wholly owned subsidiaries, T-Netix, Inc. and Evercom Systems, Inc. files Intellectual Property Lawsuit Against Several Industry Competitors

DALLAS – October 10, 2006 – Securus Technologies, Inc. announced today that its subsidiaries, T-Netix, Inc. and Evercom Systems, Inc., have filed a lawsuit for patent infringement against the following industry competitors: (i) Global Tel*Link Corporation; (ii) AGM Telecom Corporation; (iii) Inmate Calling Solutions, Inc.; (iv) Encartele, Inc.; (v) TIP Systems, LLC and TIP Systems Holding Company, Inc.; and (vi) FSH Communications, LLC. The suit, filed in the U.S. Federal District Court for the Eastern District of Texas, alleges infringement of several patents related to the inmate correctional services and telecommunications industry by each such defendant.

The company indicated that, through its subsidiaries, substantial investments have been made in innovation, and its associated intellectual property portfolio, during a period of more than a decade, and that it intends to vigorously protect and enforce its patents. Securus’ subsidiaries have an extensive patent portfolio with 45 issued patents. Of the 45 patents issued, Securus’ subsidiary, T-Netix, Inc., has previously successfully litigated and enforced three of its patents against selected industry competitors.

Securus’ subsidiary, T-Netix, Inc., also has a patent infringement suit presently pending against Value-Added Communications, Inc., in the U.S. Federal District Court for the Northern District of Texas, alleging infringement by Value-Added Communications, Inc. of several T-Netix patents related to the correctional services and telecommunications industry.

The company’s subsidiaries may determine to bring additional actions to enforce its patents against infringers in the future.

About Securus

SECURUS Technologies, through its subsidiaries, is the country’s largest independent supplier of detainee telecommunications and information management solutions, serving approximately 3,000 correctional facilities nationwide. A recognized leader in providing comprehensive, innovative technical solutions and responsive customer service, SECURUS’ sole focus is the specialized needs of the corrections and law enforcement communities. SECURUS is headquartered in Dallas, Texas, with offices in Selma, Alabama; Raleigh, North Carolina; Brantford, Ontario; Belleville, Ontario, and has application redundancy backup systems in Allen, Texas and Irving Texas. For more information, please visit the SECURUS website at www.SECURUStech.net.